                                                                Exhibit 17(f)

                        NATIONWIDE INVESTING FOUNDATION
                       NATIONWIDE INVESTING FOUNDATION II

                       Supplement dated December 8, 1997
                     to Prospectus dated February 28, 1997


Nationwide Investing Foundation ("NIF") and Nationwide Investing Foundation II ("NIF II") have each entered into an Agreement and Plan of Reorganization, dated November 24, 1997 (the "Plan"), with Nationwide Investing Foundation III ("NIF III"), an Ohio business trust. Pursuant to the Plan and as listed in the chart below, a series of NIF III (each an "Acquiring Fund") would acquire all the assets of a current NIF or NIF II fund (each, a "Fund") in exchange for the assumption of all the Fund's liabilities and a number of full and fractional shares of the Acquiring Fund having an aggregate net asset value equal to the Fund's net assets (the transactions contemplated by the Plan are hereafter referred to as the "Reorganization"). The Plan also would require the distribution of the Acquiring Fund shares received to the shareholders of each of the Funds. For each of the Funds, except the Money Market Fund, the shareholders would receive Class D shares of the Acquiring Fund. The shareholders of the Money Market Fund would receive shares of the NIF III Money Market Fund which are without class designation.

The Acquiring Funds (NIF III)           The Funds
Growth Fund                             Growth Fund of NIF

Nationwide Fund                         Nationwide Fund of NIF

Bond Fund                               Bond Fund of NIF

Tax-Free Income Fund                    Tax-Free Income Fund of NIF II

Intermediate U.S. Government Bond Fund  U.S. Government Income Fund of NIF II

Money Market Fund                       Money Market Fund of NIF

The Reorganization is subject to certain regulatory approvals and approval by the shareholders of each Fund at a Special Meeting of Shareholders currently expected to be held in February 1998. If the shareholders approve the Reorganization, it is expected that the Reorganization would be effected on or about March 1, 1998; however, the Reorganization may be effected on such earlier or later date as may be determined. There can be no assurance that the Reorganization will take place when or as currently proposed.

          INVESTORS SHOULD RETAIN THIS SUPPLEMENT WITH THE PROSPECTUS
                             FOR FUTURE REFERENCE.

                      FINANCIAL HORIZONS INVESTMENT TRUST

                       Supplement dated December 8, 1997
                     to Prospectus dated February 28, 1997

Financial Horizons Investment Trust ("FHIT") has entered into an Agreement and Plan of Reorganization, dated November 24, 1997 (the "Plan"), with Nationwide Investing Foundation III ("NIF III"), an Ohio business trust. Pursuant to the Plan and as listed in the chart below, a series of NIF III (the "Acquiring Fund") would acquire all the assets of a current FHIT fund (each, a "Fund") in exchange for the assumption of all the Fund's liabilities and a number of full and fractional shares of the Acquiring Fund having an aggregate net asset value equal to the Fund's net assets (the transactions contemplated by the Plan are hereafter referred to as the "Reorganization"). The Plan also would require the distribution of the Acquiring Fund shares received to the shareholders of each of the Funds. For each of the Funds, except the Cash Reserve Fund, the shareholders would receive Class D shares of the Acquiring Fund. The shareholders of the Cash Reserve Fund would receive shares of the NIF III Money Market Fund which are without class designation.

The Acquiring Funds (NIF III)                The Funds (FHIT)

Mid Cap Growth Fund                          Growth Fund

Tax-Free Income Fund                         Municipal Bond Fund

Long-Term U.S. Government Bond Fund          Government Bond Fund

Money Market Fund                            Cash Reserve Fund

The Reorganization is subject to certain regulatory approvals and approval by the shareholders of each Fund at a Special Meeting of Shareholders currently expected to be held in February 1998. If the shareholders approve the Reorganization, it is expected that the Reorganization would be effected on or about March 1, 1998; however, the Reorganization may be effected on such earlier or later date as may be determined. There can be no assurance that the Reorganization will take place when or as currently proposed.

          INVESTORS SHOULD RETAIN THIS SUPPLEMENT WITH THE PROSPECTUS
                             FOR FUTURE REFERENCE.